Smart-tek Awarded $200,000 Contract

CORTE MADERA, Calif.--(PRIMEZONE)—Jan. 10, 2006--Smart-tek Solutions, Inc. (OTCBB:STTK) announced today that its operating subsidiary Smart-tek Communications Inc. (“SCI”), has been awarded the security and structured cabling contract for the WATERSTONE PIER project.  The value of the contract is in excess of $200,000.

The WATERSTONE PIER project consists of three four-story buildings with 140 units, located along the Fraser River in Richmond, B.C.

“We are extremely pleased to have been awarded this contract with Stuart Olson Construction Inc. – the general contractor for this project,” said Perry Law, president of SCI.  “We see this as the beginning of a number of projects that are being developed in the Richmond area over the next few years – an area that is going to see significant growth.”

SCI is supplying and installing the low voltage system consisting of the telephone/data backbone to the buildings, CATV, integrated proximity access control, elevator access control, intercom and digital CCTV system to the project.

The project is developed by Legacy Park Lands Limited., a major developer with a significant presence in Richmond, B.C. that includes the Riverport Sports and Entertainment Park.

Complete details of the WATERSTONE PIER project can be viewed at http://www.waterstonepier.com

Complete details on Suart Olson Construction Inc. can be viewed at http://www.stuartolson.com

About SCI

SCI, in business since 1997, is a market leader in integrated security, voice and data communication systems and specializing in the design, sale, installation and service of CCTV, access control, intercom and communication systems. SCI provides seamless integration of the latest in security technology with proven electronic hardware and software products. SCI has positioned itself as a leading security and low voltage systems provider in the Greater Vancouver area, currently supplying more than 45 percent of new construction projects in the downtown core alone.

SCI clients include 911 emergency call centers, municipal and federal law enforcement agencies, municipalities, utilities, airports, property developers and general contractors both national and international.

About Smart-tek Solutions, Inc.

Smart-tek Solutions, Inc. is a technology holding company in the security and surveillance sector providing turnkey state of the art systems design and installation through its wholly owned subsidiary, Smart-tek Communications, Inc.  Smart-tek Communications, Inc. is the company’s initial acquisition in this sector and is appropriately positioned to pursue additional acquisitions in order to restore and enhance shareholder value.

Smart-tek Communications Inc. is a market leader in integrated security, voice and data communication systems. Located in Richmond, British Columbia, SCI specializes in the design, sale, installation and service of the latest in security technology with proven electronic hardware and software products. SCI has positioned itself as a security systems leader in the Greater Vancouver area, supplying over 45% of new downtown core construction projects. Valued customers include major developers, general and electrical contractors, hospitals, Crown Corporations, law enforcement agencies and retail facilities. Projects range from high-end residential and commercial developments to system upgrades and monitoring contracts. SCI's continued growth and success is a direct result of providing a consistently superior product at competitive pricing to both new and existing clients. SCI's stellar client retention is in itself a testimonial to the overall excellence of the product designed and installed.

More information about Smart-tek Solutions, Inc. can be found at http://www.smart-teksolutions.com

More information about SCI can be found at http://www.smart-tek.com.

Notice Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding the Company's business which are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Readers are directed to the Smart-tek Solutions reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its most recent annual report on Form 10-KSB for the year ended June 30, 2005 and its most recent quarterly report for the period ending September 30, 2005 for further information and factors that may affect Smart-tek Solutions business and results of operations. Smart-tek Solutions Inc. undertakes no obligations to publicly update any forward-looking statements to reflect future events or circumstances.

Contact:

Peter Nasca

Peter Nasca Associates, Inc.

305-937-1711